EXHIBIT 31.1

                      CERTIFICATION CHIEF EXECUTIVE OFFICER

I, Ray Singleton, as Chief Executive Officer of Basic Earth Science Systems, Inc., hereby certify that:

1. I have reviewed this amendment on Form 10-KSB/A for Basic Earth Science Systems, Inc.

2. Based on my knowledge, this amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment;

3. Based on my knowledge, the financial statements and other financial information included in this amendment, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this amendment.

EXECUTED this 6th day of May, 2005.

/s/ Ray Singleton
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Ray Singleton
President and Chief Executive Officer